UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

October 2, 2012
Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 2, 2012 (the “Closing Date”), Standard Parking Corporation, a Delaware corporation (“Standard”), completed its acquisition of KCPC Holdings, Inc., a Delaware corporation (“KCPC”) and the ultimate parent of Central Parking Corporation, a Tennessee corporation (“Central”), by means of a merger (the “Merger”) of Hermitage Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Standard (“Merger Sub”), with and into KCPC, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2012, by and among Standard, KCPC, Merger Sub and Kohlberg CPC Rep, L.L.C., a Delaware limited liability company, in its capacity as the stockholders’ representative thereunder (the “Stockholders’ Representative”).  KCPC was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Standard.

Information relating to the Merger was previously included in certain of Standard’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and Standard’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2012 (the “Proxy Statement”).  Pursuant to General Instruction B.3 of Form 8-K, Standard is not required to include information in this Current Report on Form 8-K to the extent such information was previously reported in any of the Current Reports on Form 8-K previously filed in connection with the Merger or in the Proxy Statement.

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

In connection with the Merger, on the Closing Date, Standard entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent, Wells Fargo Bank, N.A. and JP Morgan Chase Bank, N.A., as co-syndication agents, U.S. Bank National Association, First Hawaiian Bank and General Electric Capital Corporation, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, and the lenders party thereto (the “Lenders”).

Pursuant to the terms, and subject to the conditions, of the Credit Agreement, the Lenders have made available to Standard a new senior secured credit facility (the “Senior Credit Facility”) that permits aggregate borrowings of $450 million consisting of (i) a revolving credit facility of up to $200 million at any time outstanding, which includes a letter of credit facility that is limited to $100 million at any time outstanding, and (ii) a term loan facility of $250 million.  The Senior Credit Facility matures on October 2, 2017.

The entire amount of the term loan portion of the Senior Credit Facility was drawn by Standard on the Closing Date and is subject to scheduled quarterly amortization of principal based on the following amounts:  (i) $22.5 million in the first year, (ii) $22.5 million in the second year, (iii) $30 million in the third year, (iv) $30 million in the fourth year and (v) $37.5 million in the fifth year.  Standard also borrowed $72.8 million under the revolving credit facility on the Closing Date.  The proceeds from these borrowings have been used by Standard to repay outstanding indebtedness of Standard and Central, and will also be used to pay costs and expenses related to the Merger and the related financing and fund ongoing working capital and other general corporate purposes.

Borrowings under the Senior Credit Facility bear interest, at Standard’s option, (i) at a rate per annum based on Standard’s consolidated total debt to EBITDA ratio for the 12-month period ending as of the last day of the immediately preceding fiscal quarter, determined in accordance with the applicable pricing levels set forth in the Credit Agreement (the “Applicable Margin”) for LIBOR loans, plus the applicable LIBOR rate or (ii) the Applicable Margin for base rate loans plus the highest of (x) the federal funds rate plus 0.5%, (y) the Bank of America prime rate and (z) a daily rate equal to the applicable LIBOR rate plus 1.0%.

Under the terms of the Credit Agreement, Standard is required to maintain a maximum consolidated total debt to EBITDA ratio of not greater than 4.5:1.0 (with certain step-downs described in the Credit Agreement).  In addition, Standard is required to maintain a minimum consolidated fixed charge coverage ratio of not less than 1:25:1.0 (with certain step-ups described in the Credit Agreement).

Events of default under the Credit Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, the occurrence of any cross default event, non-compliance with other loan documents, the occurrence of a change of control event, and bankruptcy and other insolvency events. If an event of default occurs and is continuing, the Lenders holding a majority of the commitments and outstanding term loan under the Credit Agreement have the right, among others, to (i) terminate the commitments under the Credit Agreement, (ii) accelerate and require Standard to repay all the outstanding amounts owed under the Credit Agreement and (iii) require Standard to cash collateralize any outstanding letters of credit.

Each wholly-owned domestic subsidiary of Standard (subject to certain exceptions set forth in the Credit Agreement) has guaranteed all existing and future indebtedness and liabilities of the other guarantors and the Company arising under the Credit Agreement.

Standard intends to file a copy of the Credit Agreement as an exhibit to a subsequent periodic report.

Registration Rights Agreement

In connection with the Merger, on the Closing Date, Standard entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Kohlberg CPC Rep, L.L.C. (“Kohlberg”), 2929 CPC HoldCo, LLC (“Lubert-Adler”), VCM STAN-CPC Holdings, LLC (“Versa”), each of which was, immediately prior to the effective time of the Merger (the “Effective Time”), a stockholder of KCPC and, as a result of the Merger, is now a stockholder of Standard (together with West-FSI, LLC, the “KCPC Stockholders”).  As described in Standard’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and the Proxy Statement, pursuant to the terms of the Registration Rights Agreement, Standard is required to file with the SEC a shelf registration statement, registering for public sale by Kohlberg, Lubert-Adler and Versa the shares of common stock of Standard, par value $0.001 per share (the “Common Stock”), issued by Standard to such KCPC Stockholders in connection with the Merger, no later than six months following the Closing Date.  Under the Registration Rights Agreement, Standard is required to maintain the effectiveness of the shelf registration statement for resales of Common Stock by such KCPC Stockholders until the earliest of (i) the date upon which the registrable securities (as defined in the Registration Rights Agreement) are able to be sold without registration under the Securities Act of 1933 (the “Securities Act”), (ii) the date that all registrable securities have been sold and (iii) the seventh anniversary of the effective date of the shelf registration statement.  Neither Kohlberg, Lubert-Adler nor Versa is permitted to request an underwritten offering of registrable securities prior to the first anniversary of the Closing Date and, prior to the third anniversary of the Closing Date, neither Kohlberg, Lubert-Adler nor Versa may make any offers or sales of registrable securities pursuant to a shelf registration except in a firm commitment underwritten public offering.

The Registration Rights Agreement also provides Kohlberg, Lubert-Adler and Versa with piggyback registration rights for underwritten public offerings that Standard may effect for its own account or for the benefit of other selling stockholders.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Closing Agreements

As previously disclosed in Item 1.01 of Standard’s Current Report on Form 8-K filed with the SEC on February 29, 2012, on February 28, 2012, Standard entered into Closing Agreements (the “Initial Closing Agreements”) with Lubert-Adler Real Estate Fund V, L.P., Lubert-Adler Real Estate Parallel Fund V, L.P., Kohlberg Investors V, L.P., Kohlberg TE Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., KOCO Investors V, L.P., Versa Capital Fund I, L.P. and Versa Capital Fund I Parallel, L.P.  A description of the terms of the Initial Closing Agreements was previously included in Item 1.01 of Standard’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and in the Proxy Statement.

In connection with the Merger, on the Closing Date, Standard entered into additional Closing Agreements (the “Additional Closing Agreements”) with each of the KCPC Stockholders and Sailorshell and Co., CP Klaff Equity LLC and Jumpstart Development LLC (Worldwide), each of which was, prior to the transfer of its shares in KCPC to the KCPC Stockholders, a stockholder of KCPC.

Pursuant to the terms of the Additional Closing Agreements, Kohlberg, Lubert-Adler and Versa have agreed that, for a period of three years following the Closing Date and for so long as such KCPC Stockholder owns in the aggregate (together with its affiliates, all other KCPC Stockholders and their respective affiliates and any other persons with which any of the foregoing form a “group”) beneficially or of record more than 10% of the issued and outstanding Common Stock, to cause the shares of Common Stock held by them to be counted as present at any meeting of Standard’s stockholders and to vote, in person or by proxy, all of such shares of Common Stock as follows:

For two years following the Closing Date:

•                  with respect to the election of directors to the board of directors of Standard (the “Standard Board”), “for” any nominees recommended by the Standard Board; and

•                  with respect to all other matters submitted for a vote of Standard’s stockholders, in accordance with the recommendation of the Standard Board with respect to such matters.

For the period beginning on the day after the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date:

•                  with respect to the election of directors to the Standard Board, “for” any nominees recommended by the Standard Board; and

•                  with respect to all other matters submitted for a vote of Standard’s stockholders, in proportion to the votes cast by all other Standard stockholders.

The Additional Closing Agreements also provide that Kohlberg, Lubert-Adler and Versa will be subject to a four-year standstill period following the Closing Date, during which time, such KCPC Stockholder will not, among other things, (i) acquire or agree to acquire any additional voting securities of Standard, (ii) seek or propose a merger, acquisition, tender offer or other extraordinary transaction with or involving Standard or any of its subsidiaries or their respective securities or assets, (iii) call a meeting of the stockholders of Standard or initiate a stockholder proposal or (iv) form a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with any person (other than an affiliate of such KCPC Stockholder) with respect to the acquisition or voting of any voting securities of Standard.

The Additional Closing Agreements impose certain restrictive covenants on Kohlberg and Versa, including (i) confidentiality obligations with respect to confidential information of Standard and (ii) non-disparagement requirements.  Lubert-Adler is subject to confidentiality obligations with respect to confidential information of Standard pursuant to the terms of its Additional Closing Agreement.

The foregoing description of the Additional Closing Agreements does not purport to be complete and is qualified in its entirety by reference to the Closing Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 through 10.8 and are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

In connection with and effective upon the execution and delivery of the Credit Agreement described in Item 1.01 in this Current Report on Form 8-K, Standard terminated its then-existing Amended and Restated Credit Agreement (the “Prior Credit Agreement”), dated as of July 15, 2008, among Standard, Bank of America, as administrative agent, Wells Fargo Bank, N.A. as syndication agent, Banc of America Securities LLC and Wells Fargo Bank, N.A., as joint lead arrangers, Banc of America Securities LLC, as sole book manager, and the lenders party thereto, which was included as Exhibit 10.1 to Standard’s Current Report on Form 8-K filed with the SEC on July 18, 2008. All amounts outstanding under the Prior Credit Agreement were repaid in full.  There were no termination penalties incurred by Standard in connection with the termination of the Prior Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, Merger Sub merged with and into KCPC.  KCPC was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Standard.

In the Merger, each share of common stock and preferred stock of KCPC issued and outstanding as of the Effective Time was converted into the right to receive its pro rata portion of 6,161,334 shares of Common Stock in the aggregate.  In addition, each share of KCPC common stock was converted into the right to receive its pro rata portion of $27 million of total cash consideration (subject to adjustment as provided in the Merger Agreement), to be paid on the third anniversary of the Closing Date, to the extent not used to satisfy the indemnification obligations of the stockholders of KCPC that may arise under the Merger Agreement.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of Standard’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and the Proxy Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On the Closing Date, as partial consideration for the shares of common stock and preferred stock of KCPC issued and outstanding as of the Effective Time and exchanged pursuant to the Merger, Standard issued an aggregate amount of 6,161,332 shares of Common Stock to the KCPC Stockholders.  Standard issued the shares of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Each KCPC Stockholder has represented that such KCPC Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, is financially sophisticated and was acquiring such shares of Common Stock with “investment intent.”

The shares of Common Stock issued to the KCPC Stockholders in connection with the Merger are deemed to be “restricted securities” for purposes of Rule 144 of the Securities Act, and the certificates representing the securities bear legends to that effect. Such shares may not be resold or offered without registration or an exemption from registration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, immediately following the Effective Time, the size of the Standard Board was increased from five to eight members.

As disclosed in Standard’s Current Report on Form 8-K filed with the SEC on June 22, 2012, at a meeting of the Standard Board held on June 19, 2012, the Standard Board, upon the recommendation of the Nominating and Corporate Governance Committee and subject to the consummation of the Merger, appointed Paul Halpern, Jonathan Ward and Gordon Woodward, each of whom was designated by the Stockholders Representative in accordance with the terms of the Merger Agreement, to fill the three new directorships resulting from the increase of the size of the Standard Board.  The appointment of each of Messrs. Halpern, Ward and Woodward to the Standard Board became effective immediately following the Effective Time.  Additional information regarding Messrs.  Halpern, Ward and Woodward is contained in the Proxy Statement.

In addition, the changes to Standard’s management team in connection with the closing of the Merger described in Item 5.02 of Standard’s Current Report on Form 8-K filed with the SEC on September 26, 2012, including appointing Thomas Hagerman, Standard’s current Chief Operating Officer, as Executive Vice President, Chief Business Development Officer, and appointing G Marc Baumann, Standard’s Chief Financial Officer, as President, Urban Operations, became effective immediately following the Effective Time.

Item 8.01 Other Events

On October 2, 2012, Standard issued a press release announcing the consummation of the Merger.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  Financial statements of KCPC required by Rule 3-05 of Regulation S-X were previously included in the Proxy Statement.  Pursuant to General Instruction B.3 of Form 8-K, no additional financial statements of KCPC are required to be included herein.

(b) Pro Forma Financial Information.  Pro forma financial statements required by Article 11 of Regulation S-X were previously included in the Proxy Statement.  Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements are required to be included herein.

(d)  Exhibits

10.1	Registration Rights Agreement, dated as of October 2, 2012, among Standard Parking Corporation, Kohlberg CPC Rep, L.L.C., 2929 CPC HoldCo, LLC and

VCM STAN-CPC Holdings, LLC

10.2	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and Kohlberg CPC Rep, L.L.C.

10.3	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and 2929 CPC HoldCo, LLC

10.4	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and VCM STAN-CPC Holdings, LLC

10.5	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and West-FSI, LLC

10.6	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and Sailorshell and Co.

10.7	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and CP Klaff Equity LLC

10.8	Closing Agreement, dated as of October 2, 2012, between Standard Parking Corporation and Jumpstart Development LLC (Worldwide)

99.1	Press Release issued by Standard Parking Corporation on October 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: October 2, 2012	/s/ G MARC BAUMANN
G Marc Baumann
Chief Financial Officer